Exhibit 99.1

July 20, 2010

CONTACT:	ECB Bancorp, Inc.

Thomas M. Crowder, Chief Financial Officer

(252) 925-5520

(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2010 Second Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and six months ended June 30, 2010.

2010 Second Quarter Financial Highlights

For the three months ended June 30, 2010, net income totaled $957,000 a 19.6% increase from the $800,000 in net income for the three months ended June 30, 2009. After adjusting for $265,000 in preferred stock dividends and the accretion of warrant discount, net income available to common shareholders for the three months ended June 30, 2010 was $692,000 or $0.24 per diluted share, an increase of 30.1% compared to $532,000 or $0.19 per diluted share for the three months ended June 30, 2009.

For the six months ended June 30, 2010, net income was $1,444,000, which compares to net income for the six months ended June 30, 2009 of $2,053,000. After adjusting for $530,000 in preferred stock dividends and accretion of warrant discount, net income available to common shareholders for the six months ended June 30, 2010 was $914,000 or $0.32 per diluted share compared to $0.55 per diluted share for the prior year period.

Other Financial Highlights include:

•	Consolidated assets increased 5.1% to $921,840,000 at June 30, 2010 from $877,465,000 at June 30, 2009.

•	Loans increased 0.6% to $570,174,000 at June 30, 2010 compared to $566,601,000 at June 30, 2009.

•	Deposits increased 12.6% to $792,454,000 at June 30, 2010 from $703,467,000 at June 30, 2009.

•

Net interest income increased 5.8 % to $7,033,000 for the three months ended June 30, 2010 from $6,642,000 for the same three-month period a year ago. For the six months ended June 30, 2010, net interest income increased 10.9% to $14,028,000 compared to $12,654,000 for the first six months of 2009.

•

Non-interest income for the three months ended June 30, 2010 was $1,866,000, an increase of 5.8% compared to $1,763,000 for the same three month period a year ago. For the six months ended June 30, 2010, non-interest income increased 22.6% to $4,534,000 compared to $3,699,000 for the same period in 2009.

•

Provision for loan losses charged to operations for the three months ended June 30, 2010 totaled $1,780,000, a decrease of 40.7% compared to $3,000,000 charged to operations for the first quarter ended March 31, 2010.

•

During the second quarter of 2010, the Company declared a common stock dividend of $0.07 per share, or $0.28 per share on an annualized basis which was unchanged from the $0.07 dividend paid in the first quarter of 2010.

A. Dwight Utz, President and Chief Executive Officer, stated: “The banking industry as a whole has experienced unprecedented credit weakness over the past 18 months. Although we believe ECB has faired better than many other banks during these difficult times, we have not been immune to increased credit losses. However, while we believe economic recovery will be a slow process and that credit losses will be higher than normal for some time to come, we see signs giving us hope that we are beginning to see a bottom to our credit weakness. Additionally, many of our customers have indicated that they are seeing an increase in tourism, which is a major economic driver for our coastal communities. A continuation of these positive signs in the economy of our local banking markets and in our loan portfolio during the coming quarters would help in ECB’s efforts to return to more normalized earnings and to restore stockholder value.”

Thomas M. Crowder, Executive Vice President and Chief Financial Officer stated, “You will see in our financials that we are beginning to return to earnings driven by our core banking operations. If we continue to see our credits stabilize and we are able to maintain our strong net interest income, then we anticipate that our core earnings will grow.”

Mr. Utz concluded, “The second quarter saw ECB Bancorp continuing to grow its assets and absorb continued losses due to the weak economic environment, while beginning to return to core profitability. The past year has been challenging for all banks. We hope that we are moving past those challenging times and that the rest of 2010 will find the East Carolina Bank continuing to grow in size and moving toward our goal of consistent profitability.”

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About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 24 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, continued or unexpected increases in credit losses in the Company’s loan portfolio, continued adverse conditions in general economic conditions and the real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend to, update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

June 30, 2010, December 31, 2009 and June 30, 2009

(Dollars in thousands, except per share data)

	June 30, 2010	December 31, 2009*	June 30, 2009
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$12,075	$9,076	$13,688
Interest bearing deposits	867	870	895
Overnight investments	16,605	7,865	10,645

Total cash and cash equivalents	29,547	17,811	25,228

Investment securities
Available-for-sale, at market value (cost of $263,225, $237,594 and $231,683 at June 30, 2010, December 31, 2009 and June 30, 2009, respectively)	268,064	239,332	232,521

Loans held for sale	1,584	—	—

Loans	570,174	577,791	566,601
Allowance for loan losses	(10,462)	(9,725)	(5,787)

Loans, net	559,712	568,066	560,814

Real estate and repossessions acquired in settlement of loans, net	4,644	5,443	7,200
Federal Home Loan Bank common stock, at cost	5,116	5,116	5,116
Bank premises and equipment, net	25,294	25,329	25,340
Accrued interest receivable	4,647	4,967	4,577
Bank owned life insurance	8,805	8,657	8,511
Other assets	14,427	13,999	8,158

Total	$921,840	$888,720	$877,465

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$106,033	$93,492	$96,023
Demand, interest bearing	205,263	141,956	115,738
Savings	22,017	19,595	18,341
Time	459,141	499,687	473,365

Total deposits	792,454	754,730	703,467

Accrued interest payable	1,017	1,121	1,646
Short-term borrowings	22,408	22,910	60,191
Long-term obligations	14,500	21,000	21,000
Other liabilities	4,543	4,584	5,369

Total liabilities	834,922	804,345	791,673

Shareholders’ equity
Preferred stock, Series A	17,205	17,122	17,041
Common stock, par value $3.50 per share	9,974	9,968	9,956
Capital surplus	25,836	25,803	25,746
Warrants	878	878	878
Retained earnings	30,069	29,555	31,676
Accumulated other comprehensive income	2,956	1,049	495

Total shareholders’ equity	86,918	84,375	85,792

Total	$921,840	$888,720	$877,465

Common shares outstanding	2,849,841	2,847,881	2,844,489
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	17,949	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000	2,000,000

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For the three and six months ended June 30, 2010 and 2009

(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$7,790	$7,666	$15,422	$15,013
Interest on investment securities:
Interest exempt from federal income taxes	490	332	952	651
Taxable interest income	1,673	2,307	3,570	4,837
Dividend income	7	—	34	30
Other interest income	5	—	7	3

Total interest income	9,965	10,305	19,985	20,534

Interest expense:
Deposits:
Demand accounts	322	199	639	385
Savings	15	11	27	22
Time	2,412	3,173	4,901	6,768
Short-term borrowings	61	112	117	308
Long-term obligations	122	168	273	367
Other interest expense	—	—	—	30

Total interest expense	2,932	3,663	5,957	7,880

Net interest income	7,033	6,642	14,028	12,654
Provision for loan losses	1,780	2,000	4,780	2,750

Net interest income after provision for loan losses	5,253	4,642	9,248	9,904

Noninterest income:
Service charges on deposit accounts	893	916	1,716	1,792
Other service charges and fees	433	350	698	617
Mortgage origination brokerage fees	293	236	505	527
Net gain on sale of securities	152	183	1,441	588
Income from bank owned life insurance	75	82	149	164
Other operating income	20	(4)	25	11

Total noninterest income	1,866	1,763	4,534	3,699

Noninterest expenses:
Salaries	2,326	2,005	4,645	4,074
Retirement and other employee benefits	712	702	1,442	1,453
Occupancy	447	449	904	929
Equipment	486	431	953	819
Professional fees	211	102	499	399
Supplies	68	55	120	111
Telephone	157	138	340	290
FDIC insurance	345	655	678	910
Other outside services	110	97	228	240
Net cost of real estate and repossessions acquired in settlement of loans	47	13	381	106
Other operating expenses	1,007	808	1,964	1,569

Total noninterest expenses	5,916	5,455	12,154	10,900

Income before income taxes	1,203	950	1,628	2,703
Income taxes	246	150	184	650

Net income	957	800	1,444	2,053

Preferred stock dividends	224	224	448	406
Accretion of discount	41	44	82	69

Income available to common shareholders	692	532	914	1,578

Net income per share - basic	$0.24	$0.19	$0.32	$0.55

Net income per share - diluted	$0.24	$0.19	$0.32	$0.55

Weighted average shares outstanding - basic	2,849,841	2,844,489	2,849,343	2,843,260

Weighted average shares outstanding - diluted	2,849,936	2,846,359	2,849,407	2,844,904

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Income Statement Data:
Interest income	$9,965	$10,020	$10,051	$10,320	$10,305
Interest expense	2,932	3,025	3,033	3,244	3,663

Net interest income	7,033	6,995	7,018	7,076	6,642
Provision for loan losses	1,780	3,000	5,675	2,675	2,000
Net after provision expense	5,253	3,995	1,343	4,401	4,642
Noninterest income	1,866	2,668	3,024	1,926	1,763
Noninterest expense	5,916	6,238	6,117	6,135	5,455
Income (loss) before income taxes	1,203	425	(1,750)	192	950
Income tax expense (benefit)	246	(62)	(853)	(154)	150

Net income (loss)	957	487	(897)	346	800
Preferred stock dividend & accretion of discount	265	265	265	263	268

Net income (loss) available to common shareholders	$692	$222	$(1,162)	$83	$532

Per Share Data and Shares Outstanding:
Net income - basic	$0.24	$0.08	$(0.41)	$0.03	$0.19
Net income - diluted	0.24	0.08	(0.41)	0.03	0.19
Cash dividends	0.0700	0.0700	0.1825	0.1825	0.1825
Book value at period end	24.46	23.56	23.62	24.88	24.17
Dividend payout ratio	28.83%	87.50%	-44.51%	608.33%	96.05%
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,848,839	2,847,881	2,845,343	2,844,489
Diluted	2,849,936	2,848,969	2,847,881	2,847,053	2,846,359
Shares outstanding at period end	2,849,841	2,849,841	2,847,881	2,847,881	2,844,489

Balance Sheet Data:
Total assets	$921,840	$897,754	$888,720	$858,737	$877,465
Loans - gross	570,174	577,964	577,791	573,837	566,601
Allowance for loan losses	10,462	11,329	9,725	7,800	5,787
Investment securities	268,064	197,520	239,332	218,591	232,521
Interest earning assets	862,410	841,344	830,974	800,015	815,778
Premises and equipment, net	25,294	25,114	25,329	25,400	25,340
Total deposits	792,454	772,927	754,730	696,633	703,467
Short-term borrowings	22,408	20,877	22,910	46,989	60,191
Long-term obligations	14,500	14,500	21,000	21,000	21,000
Shareholders’ equity	86,918	84,292	84,375	87,936	85,792

Selected Performance Ratios (annualized):
Return on average assets	0.43%	0.22%	-0.41%	0.16%	0.37%
Return on average shareholders’ equity	4.48%	2.28%	-4.09%	1.59%	3.64%
Net interest margin	3.52%	3.55%	3.56%	3.58%	3.37%
Efficiency ratio	63.94%	62.39%	59.20%	66.25%	63.08%

Asset Quality Ratios:
Nonperforming loans to period-end loans	3.37%	3.19%	2.54%	2.18%	1.83%
Allowance for loan losses to period-end loans	1.83%	1.96%	1.68%	1.36%	1.02%
Allowance for loan losses to nonperforming loans	54%	61%	66%	62%	56%
Net charge-offs to average loans (annualized)	1.83%	0.97%	2.61%	0.47%	0.74%

Capital Ratios:
Equity-to-assets ratio	9.43%	9.39%	9.49%	10.24%	9.78%
Leverage Capital Ratio	9.26%	9.26%	9.59%	9.81%	9.76%
Tier 1 Capital Ratio	12.75%	12.69%	12.77%	13.16%	13.20%
Total Capital Ratio	14.00%	13.95%	14.02%	14.37%	14.09%